General Motors Holdings LLC
300 Renaissance Center,
Detroit, MI 48265, United States

Peugeot S.A.
75, avenue de la Grande-Armée
75116 Paris, France

May 2, 2017

Reference is made to that certain Master Agreement, dated as of March 5, 2017 (together with all Exhibits, schedules and attachments thereto, the "Agreement") by General Motors Holdings LLC, a limited liability company organized under the laws of the State of Delaware, with its principal office at 300 Renaissance Center, Detroit, MI 48265, United States ("General Motors") and Peugeot S.A., a French *société anonyme* with its registered office at 75, avenue de la Grande-Armée, 75116 Paris, France, registered with the registry of commerce under number 552 100 554 R.C.S. Paris (the "Buyer", and together with General Motors, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

By signing this letter, the Parties confirm their joint understanding that the Buyer and General Motors agree that, for the purpose of Section 6.2, Article 9 and Exhibit F of the Agreement, no antitrust filing shall be made with, and no antitrust clearance shall be obtained from, any competent antitrust authority in the following jurisdictions:

- Mexico;
- Serbia; and
- Tunisia.

As a result of the foregoing, the Parties hereby agree that the Agreement shall be interpreted as if such jurisdictions had not been listed in paragraph a) or b) of Exhibit F of the Agreement, as applicable, and were not included within the Antitrust Approvals.

This letter forms integral part of the Agreement.

Executed in Brussels, Belgium, on the date first written above, in two original copies.

GENERAL MOTORS HOLDINGS LLC

By: ______________________________

Name: Riccardo Ventura

Title: attorney in fact

PEUGEOT S.A.

By: ______________________________

Name: Guillaume Laubry

Title: attorney in fact